Exhibit 99.1
HOLLYWOOD MEDIA CORP. REPORTS 2005 FINANCIAL RESULTS
•	Fourth Quarter 2005 Revenues Increased 20.3% while Net Loss decreased 63.7% vs. Fourth Quarter 2004

•	Full Year 2005 Revenues Increased 31.0% while Net Loss decreased 23.2% vs. 2004

•	Fourth Quarter 2005 $0.04 Loss Per Share Improves 65.8% vs. Fourth Quarter 2004 $0.13 Loss Per Share

•	Broadway Ticketing Deferred Revenue as of 12-31-05 up 53.5% over 12-31-04
(Boca Raton, FL — March 16, 2006) — Hollywood Media Corp. (Nasdaq: HOLL), a leading provider of news, information and ticketing covering the entertainment and media industries, today announced financial results for the fourth quarter and twelve months ended December 31, 2005.
FOURTH QUARTER FINANCIAL RESULTS
Hollywood Media’s net revenues for the three months ended December 31, 2005 increased 20.3 percent to $28.5 million compared to $23.7 million for the fourth quarter of 2004, and increased 36.4 percent sequentially compared to $20.9 million for the third quarter of 2005. The net loss for the fourth quarter of 2005 decreased by 63.7 percent to $1.4 million, as compared to the net loss of $3.9 million in the fourth quarter of 2004. Total operating expenses (which include cost of revenues — ticketing; editorial, production, development and technology expenses; selling, general and administrative expenses; salaries and benefits; and depreciation and amortization expenses) for the fourth quarter of 2005 increased 7.7 percent to $29.6 million compared to $27.5 million for the fourth quarter of 2004. The fourth quarter loss included the following expenses: depreciation and amortization of $0.5 million, net interest of $0.4 million, noncash compensation of $0.2 million, and approximately $0.1 million spent on the continued roll-out of Hollywood.com Television.
Selling, general and administrative expenses for the fourth quarter of 2005 decreased 18.9 percent to $3.4 million compared to $4.2 million for the fourth quarter of 2004, as cost reduction initiatives helped to reduce expenses, particularly related to reduced audit fees and Sarbanes-Oxley compliance expenses.
The fourth quarter 2005 net loss was $0.04 per fully diluted share based on 32.0 million weighted average shares outstanding during the period, representing a 65.8 percent improvement on a per share basis over the fourth quarter 2004 net loss of $0.13 per fully diluted share, based on 30.2 million weighted average shares outstanding during the 2004 period.
Hollywood Media completed the fourth quarter of 2005 with $7.1 million in cash and cash equivalents and $4.2 million of net accounts receivable, compared to cash and cash equivalents of $6.3 million and net accounts receivable of $2.0 million at December 31, 2004.

HOLLYWOOD MEDIA CORP. REPORTS 2005 FINANCIAL RESULTS Page 2
Mitchell Rubenstein, Hollywood Media’s Chief Executive Officer, commented, “We have achieved another record quarter from a revenue perspective, while significantly narrowing our net loss. Deferred revenue in our Broadway Ticketing division, typically a leading indicator of future ticketing revenue, was up substantially year-over-year, as many consumers purchased tickets for future events. We finished the year with $16.5 million in deferred ticketing revenue, up 53.5 percent compared to the $11.4 million reported for December 31, 2004.”
FULL YEAR FINANCIAL RESULTS
For the year ended December 31, 2005, net revenues increased 31.0 percent to $95.6 million compared to $73.0 million for 2004. The net loss for 2005 decreased by 23.2 percent to $8.9 million, as compared to the net loss of $11.6 million in 2004. Total operating expenses for 2005 increased 26.0 percent to $104.5 million compared to $82.9 million for 2004.
The net loss for the year ended December 31, 2005 was $0.28 per fully diluted share based on 31.5 million weighted average shares outstanding during the year, representing a 32.1 percent improvement on a per share basis over the 2004 net loss of $0.42 per fully diluted share, based on 27.8 million weighted average shares outstanding during 2004.
“We are pleased with our increase in revenues and the decline in net loss in 2005,” Mr. Rubenstein continued. “We are also continuing with incremental implementation of our efficiency initiatives including offshore outsourcing intended to control various expenses, and the 2005 financial results showed further progress towards achieving future profitability. The revenue trends across our three largest business segments were very positive in 2005, and we are poised for what we expect to be another record year in 2006.”
SEGMENT HIGHLIGHTS
Broadway Ticketing
Broadway Ticketing revenue during the fourth quarter of 2005 was $23.6 million, a 17.4 percent increase compared to $20.1 million in the fourth quarter of 2004 and a 39.2 percent sequential increase compared to $16.9 million in the third quarter of 2005. For the full year 2005, revenues in this division were $78.9 million, up 32.2 percent from the $59.7 million in 2004. The division had a gross margin of 14.4 percent for fiscal 2005 as compared to gross margin of 13.3 percent for 2004.
Deferred revenue relating to Broadway Ticketing, a leading indicator of future Broadway Ticketing revenues, was $16.5 million as of December 31, 2005, up 53.5% compared to $10.8 million as of December 31, 2004 and up 16.3% sequentially compared to the $14.2 million as of September 30, 2005.
Mr. Rubenstein continued, “We successfully launched Theatre.com in London during December 2005 and commenced ticket sales on the site in March 2006. Based on our review of the London market for live theatre shows, we believe that this market presents an exciting growth opportunity for Hollywood Media. Preliminary results have been very encouraging.”

HOLLYWOOD MEDIA CORP. REPORTS 2005 FINANCIAL RESULTS Page 3
The Broadway Ticketing financial results include adjustments to decrease revenue and to decrease cost of revenues-ticketing by approximately $5.7 million for the first three quarters of 2005, primarily due to the correction of an error in the method previously used to record hotel package revenues in the Broadway Ticketing division. These adjustments did not impact the amount of loss previously reported for 2005 periods.
Data Business
The Data Business revenues were $2.7 million for the fourth quarter of 2005, an increase of 17.1 percent compared to $2.3 million in revenues for the fourth quarter of 2004. For the full year 2005, revenues in this division were $10.6 million, up 32.9 percent from $8.0 million in 2004. The increase in Data Business revenue from fiscal 2004 to fiscal 2005 was attributable primarily to the July 2004 acquisition of Studio Systems, Inc., and increases in revenues from our Source and Baseline businesses due to internal growth through adding new customers and increased sales to existing customers.
Internet Advertising Sales
Revenues in the Internet Advertising Sales Division for the fourth quarter of 2005 were $1.8 million, an increase of 133.0 percent compared to the $0.8 million in revenues for the fourth quarter of 2004. Revenues in the Internet Advertising Sales Division for the full year 2005 were $4.5 million, an increase of 60.3 percent compared to the $2.8 in revenues for fiscal 2004. For January 2006, ComScore Media Metrix reported that Hollywood.com had 11.1 million global unique users.
Hollywood.com Television
“We reached our subscriber goal for 2005 and are pleased to report that Hollywood.com Television, our free-VOD (FVOD) cable network, is now accessible by more than 15 million cable TV subscribers, up from approximately 8 million subscribers with access at the beginning of 2005, and we expect to surpass 20 million subscribers during 2006,” Mr. Rubenstein continued. “As of the end of 2005, we estimate Hollywood.com Television was available to approximately 70 percent of all U.S. cable FVOD-enabled subscribers through our MSO partners. We recognized initial advertising revenues in the fourth quarter of 2005 and expect to increase these sales during 2006. We note that Neilson has announced plans to begin its rating system to measure FVOD viewers this year, and we expect this new market data will facilitate advertiser interest. We continue to view Hollywood.com Television as a complementary component to our business, although still in the early stage, and we remain confident that the foundation we have established positions us to capitalize on incremental growth as this industry continues to evolve.”
Intellectual Properties
Hollywood Media’s Intellectual Properties division had revenues of $1.6 million for the year 2005, a decrease of 37.6 percent from the $2.5 million revenues for fiscal 2004.
MOVIETICKETS.COM
“On March 14, 2006, MovieTickets.com announced that it has been selected by Yahoo! Movies as its exclusive online movie ticketing service, another milestone for MovieTickets.com, in which Hollywood Media has a 26.2 percent equity interest,” stated Mr. Rubenstein. “MovieTickets.com has agreements to

HOLLYWOOD MEDIA CORP. REPORTS 2005 FINANCIAL RESULTS Page 4
provide online movie ticketing on an exclusive basis for over 70 exhibitors, up from approximately 30 exhibitors at the end of 2004.”
Audit Not Completed
The financial results in this press release including the attached financial tables are unaudited and should be considered preliminary. These financial results are subject to the completion of the annual audit of Hollywood Media’s financial statements by its independent registered public accounting firm and the filing of Hollywood Media’s Form 10-K report for 2005 containing its audited financial statements. We can provide no assurance that these results will not be subject to adjustment upon completion of the audit.
Teleconference Information
Management will host a teleconference today, March 16th, at 4:30 p.m. Eastern Time to discuss Hollywood Media’s 2005 fourth quarter and year end financial results. To access the teleconference, please dial 800-275-3939 if calling within the United States or 973-409-9258 if calling internationally approximately five minutes prior to the start of the call. The teleconference will also be available via live webcast on the investor relations portion of Hollywood Media’s website, located at http://www.hollywood.com/about_us/. Following prepared remarks, management will take questions from the audience via phone and e-mail. To ask a question via e-mail, please send your questions to questions@exec.hollywood.com in advance of, or during, the live call. If you are unable to listen to the live teleconference at its scheduled time, there will be a replay available through March 23, 2006 and can be accessed by dialing 877-519-4471 (U.S.), 973-341-3080 (Int’l), passcode 7144426. A replay of the teleconference will also be archived for a longer period on the investor relations portion of Hollywood Media’s web site.
About Hollywood Media Corp.
Hollywood Media Corp. is a leading provider of news, information and ticketing covering the entertainment and media industries. On the strength of its history in developing comprehensive entertainment industry databases, as well as its major strategic partners and unique content, Hollywood Media has launched a network of media businesses. Hollywood Media’s Data Business includes CinemaSource, EventSource, ExhibitorAds, CinemasOnline, and Baseline/StudioSystems. Hollywood Media’s Broadway Ticketing business includes Broadway.com, 1-800-Broadway, Theatre Direct International, and Theatre.com. These services supply media outlets with specific information on entertainment events, such as movies, live theater and concerts, and sell tickets for live theater. Hollywood Media’s businesses also include an intellectual property business, as well as Hollywood.com and a minority interest in MovieTickets.com. In addition, Hollywood Media owns and operates the cable television network, Hollywood.com Television.
Statements in this press release may be “forward-looking statements” within the meaning of federal securities laws. The matters discussed herein that are forward-looking statements are based on current management expectations that involve risks and uncertainties that may result in such expectations not being realized. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous potential risks and uncertainties including, but not limited to, the need to manage our growth and integrate new businesses, our ability to realize anticipated revenues and cost efficiencies, our ability to develop strategic relationships, our ability to compete with other media, data and Internet companies, technology risks, the volatility of our stock price, and other risks and factors described in Hollywood Media Corp.’s filings with the Securities and Exchange Commission including our Form 10-K for 2004, as amended. Such forward-looking statements speak only as of the date on which they are made. The financial results included in this press release are preliminary and are subject to completion by the Company’s independent registered public accounting firm of its audit of the Company’s financial statements, which results will be contained in the Company’s Form 10-K report for 2005.
Attached are the following unaudited financial tables:

HOLLYWOOD MEDIA CORP. REPORTS 2005 FINANCIAL RESULTS Page 5
CONSOLIDATED BALANCE SHEETS
CONSOLIDATED STATEMENTS OF OPERATIONS
Contact:
Matthew Hayden
Hayden Communications, Inc.
matt@haydenir.com
858-704-5065

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2005	2004
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$7,058,017	$6,330,394
Receivables, net	4,233,067	1,992,478
Inventories held for sale	1,731,293	1,006,491
Deferred ticket cost	11,803,999	7,460,914
Prepaid expenses	2,321,091	1,124,363
Other receivables	2,204,225	1,205,803
Other current assets	53,772	45,935
Restricted cash	—	255,000

Total current assets	29,405,464	19,421,378

ACQUISITION ESCROW	107,314	750,000
PROPERTY AND EQUIPMENT, net	2,438,608	2,455,040
INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED INVESTEES	546,907	435,509
INTANGIBLE ASSETS, net	2,419,722	1,515,985
GOODWILL, net	47,927,001	44,977,429
OTHER ASSETS	457,934	256,258

TOTAL ASSETS	$83,302,950	$69,811,599

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$3,893,184	$4,043,098
Accrued expenses and other	6,500,198	5,172,920
Deferred revenue	21,914,405	12,006,919
Current portion of capital lease obligations	86,418	150,103
Convertible debenture, net	940,927	—

Total current liabilities	33,335,132	21,373,040

DEFERRED REVENUE	110,417	227,000
CAPITAL LEASE OBLIGATIONS, less current portion	77,494	84,523
MINORITY INTEREST	88,138	74,075
OTHER DEFERRED LIABILITY	112,422	104,539
CONVERTIBLE DEBENTURE, NET	—	799,152
SENIOR UNSECURED NOTES	5,402,255	—
DERIVATIVE LIABILITY	1,778,000	—

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred Stock, $.01 par value, 1,000,000 shares authorized; none outstanding	—	—
Common stock, $.01 par value, 100,000,000 shares authorized; 32,703,457 and 31,283,706 shares issued and outstanding at December 31, 2005 and December 31, 2004, respectively	327,035	312,837
Additional paid-in capital	309,228,214	305,729,408
Deferred compensation	(1,787,500)	(2,437,500)
Accumulated deficit	(265,368,657)	(256,455,475)

Total shareholders’ equity	42,399,092	47,149,270

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$83,302,950	$69,811,599

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	TWELVE MONTHS ENDED		THREE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2005	2004	2005	2004
NET REVENUES
Ticketing	$78,890,718	$59,689,971	$23,586,825	$20,085,639
Other	16,723,721	13,288,696	4,938,809	3,621,171

	95,614,439	72,978,667	28,525,634	23,706,810

OPERATING EXPENSES:
Cost of revenues — ticketing	67,515,534	51,781,133	20,009,347	17,430,946
Editorial, production, development and technology (exclusive of depreciation and amortization shown separately below)	5,885,429	5,137,458	1,698,229	1,269,239
Selling, general and administrative	12,198,054	11,476,024	3,425,077	4,223,388
Payroll & benefits	16,485,885	12,275,369	3,956,094	3,934,626
Amortization of CBS advertising	—	38,807	—	—
Depreciation and amortization	2,414,413	2,221,100	514,279	616,486

Total operating expenses	104,499,315	82,929,891	29,603,026	27,474,685

Operating loss	(8,884,876)	(9,951,224)	(1,077,392)	(3,767,875)

EQUITY IN EARNINGS OF INVESTMENTS	533,228	576,317	1,321	18,604

OTHER INCOME (EXPENSE):

Interest, net	(552,841)	(2,611,081)	(414,242)	(62,621)
Other, net	159,414	776,572	109,755	(10,279)

Loss before minority interest	(8,745,075)	(11,209,416)	(1,380,558)	(3,822,171)

MINORITY INTEREST IN EARNINGS OF SUBSIDIARIES	(168,107)	(388,383)	(40,809)	(93,133)

Net loss	$(8,913,182)	$(11,597,799)	$(1,421,367)	$(3,915,304)

Basic and diluted loss per common share	$(0.28)	$(0.42)	$(0.04)	$(0.13)

Weighted average common and common equivalent shares outstanding — basic and diluted	31,470,307	27,784,850	32,029,974	30,154,256